UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 19, 2012

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, Terex Corporation (the “Company”) announced that Phil Widman will be retiring as the Company's Senior Vice President and Chief Financial Officer. The Company and Mr. Widman have entered into a Transition and Retirement Agreement dated October 19, 2012 (the “Agreement”) pursuant to which Mr. Widman will retire effective March 31, 2013, or such other date that the Company requests, provided that such date will in no event be later than June 30, 2013 (the “Retirement Date”). The Company plans to have Mr. Widman continue as Chief Financial Officer of the Company through the Retirement Date to oversee the year-end accounting close and annual audit process, the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and to facilitate an orderly transition of his responsibilities. The Company has initiated a search to identify a Chief Financial Officer and expects to conclude the search process expeditiously.

Pursuant to the Agreement, Mr. Widman will receive $2,280,000 paid in monthly installments over a two year period. Mr. Widman's time-based restricted equity awards will vest upon his retirement and his performance-based cash and equity awards will not expire upon his retirement and will continue to vest in accordance with the terms of the applicable award agreement. The Company has fixed the annual benefit Mr. Widman is entitled to receive under the Terex Corporation Supplemental Executive Retirement Plan at $131,830.

The Agreement requires Mr. Widman to keep certain information of the Company confidential during his employment and thereafter. The Agreement also contains an agreement by Mr. Widman not to compete with the business of the Company during his term of employment with the Company and for a period of 12 months thereafter.

A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the Agreement is qualified in its entirety by reference to the attached agreement. The Company issued a press release relating to Mr. Widman's retirement which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1    Transition and Retirement Agreement between Terex Corporation and Phillip C. Widman, dated October 19, 2012

99.1    Press release of Terex Corporation issued on October 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2012

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel